EXCLUSIVE AGENCY AGREEMENT

This Exclusive Agency Agreement (the “Agreement”) is entered into by and between British Cambridge Organics (BRICO) Inc. a company incorporated in the Philippines, with its principal office located at Unit 402 Galleria Corporate Centre, EDSA Cor. Ortigas Avenue, Quezon City, Philippines 1110 (“BRICO”, hereafter), and

Acasys Capital Inc., a company incorporated in the State of Delaware, United States of America, with its registered office address in the State of Delaware at Lewes, Delaware, 19958, County of Sussex (“ACASYS”, hereafter)

WHEREAS, BRICO is a manufacturer of organic fertilizers and animal feeds in the Philippines.

WHERAS, ACASYS have the network and the capacity to market, advertise and sell such products and have expressed interest to provide these services to BRICO.

NOW THEREFORE, the parties above hereby agree as follows:

1. APPOINTMENTS

1.1 BRICO, in consideration for the services performed to date and to be performed, herewith appoints ACASYS as the exclusive agent for the sale of all its current and upcoming products. This exclusive agreement shall be effective and remain in full force for a period of five (5) years from the date of signing this Agreement.

1.2 ACASYS agrees to exercise due diligence and exert best efforts, in accordance with all applicable regulations and laws, to seek suitable market for the sale of BRICO products.

2. REMUNERATIONS

2.1 BRICO agrees to pay ACASYS a fixed commission of twenty percent (20%) of the total selling price of each product sold and collected.

2.2 BRICO agrees to pay ACASYS within seven (7) days from the date of receipt of payment from the buyers referred or procured by ACASYS

2.3 If the properties are invested or sold or otherwise conveyed to a prospect first submitted by ACASYS within 4 months after the expiration of this agreement, the commission provided for herein shall be due and payable to ACASYS.

3. DEBTS AND LIABILITIES

3.1 BRICO and all stockholders hereby certify that ACASYS and its shareholders, directors, officers and affiliates are not liable for any debts, taxes or liabilities incurred by BRICO. BRICO shall indemnify, defend and hold harmless ACASYS, its corporate affiliates, current or future directors, trustees, officers, professional staff, employees, and agents and their respective successors, heirs and assigns (the “Indemnities”), against any claim, liability, cost, damage, deficiency, loss, expense or obligation of any kind or nature (including without limitation reasonable attorneys’ fees and other costs and expenses of litigation) incurred by or imposed upon the Indemnities or any one of them in connection with any claims, suits, actions, demands or judgments arising out of this Agreement (including, but not limited to, actions in the form of tort, warranty, or strict liability).

4. NOTICES

Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt by email or registered post sent within reasonable office hours.

5. ACCURACY OF INFORMATION

No information, exhibit or report furnished by BRICO to ACASYS in connection with the execution of this Agreement contained untrue statement or a material fact or, to the best of BRICO’s knowledge, omitted to state a material fact necessary to make the statements made therein taken as a whole, in each case in the light of the circumstances under and the time at which they were made, not misleading.

6. JURISDICTION

6.1 The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the principles of conflict of laws.

6.2 Any judicial action involving any dispute or matter arising under this Agreement shall be exclusively brought in the United States District Court for the state of Delaware or any Delaware State Court having jurisdiction over the subject matter of the dispute or matter. Each of the parties hereto, hereby consents to the exercise of personal jurisdiction by any such court with respect to any such proceeding.

7. ARBITRATION

7.1 Any dispute or claim arising from or relating to this Agreement will be finally settled by binding arbitration in the United States, by one arbitrator, in accordance with the Delaware Rapid Arbitration Act.

7.2 The appointed arbitrator shall be knowledgeable of and apply the law of the State of Delaware, USA, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in the court in the State of Delaware having jurisdiction thereof.

7.3 The cost of arbitration including but not limited to selection, appointment, fees, and others as may be necessary, shall be advanced by both parties in equal share, subject to the final award of the Arbitrator.

8. SEVERABILITY

8.1 This Agreement shall supersede all other agreements (whether verbal and or written) signed earlier between BRICO and ACASYS.

8.2 If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  If the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

[Signatures on next page]

Date : 15th November, 2017

/s/ Judith Emily C. Tiamsim

Judith Emily C. Tiamsim

President

Date : 15th November, 2017

/s/ Really May I. Fabraun

Really May I. Fabraun

Director

Date : 15th November, 2017

/s/ Hatadi Shapiro Supaat

Hatadi Shapiro Supaat

Chairman

Date : 15th November, 2017

/s/ Eduardo F. Sta. Agueda II

Eduardo F. Sta. Agueda II

Director